March 12, 2021

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2020 Results

Colorado Springs, Colorado – March 12, 2021 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2020.

Fourth Quarter 2020 Highlights*

•	Net operating revenue was $84.8 million, an increase of 26% from the three months ended December 31, 2019.
•	Earnings from operations were $18.7 million, an increase of 227% from the three months ended December 31, 2019.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $6.7 million, a change of 133% from the three months ended December 31, 2019.
•	Adjusted EBITDA** was $18.3 million, an increase of 87% from the three months ended December 31, 2019.
•	Basic earnings per share were $0.23, an increase of 134% from the three months ended December 31, 2019.
•	Diluted earnings per share were $0.22, an increase of 132% from the three months ended December 31, 2019.

2020 Highlights*

•	Net operating revenue was $304.3 million, an increase of 39% from the year ended December 31, 2019.
•	Loss from operations was ($0.1) million, a change of 98% from the year ended December 31, 2019.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($48.0) million, a decrease of (151%) from the year ended December 31, 2019.
•	Adjusted EBITDA** was $48.4 million, an increase of 60% from the year ended December 31, 2019.
•	Basic and diluted loss per share was ($1.62), a decrease of (149%) from the year ended December 31, 2019.
•	Book value per share*** at December 31, 2020 was $3.99.

The Company’s 2020 results were significantly impacted by the acquisition of Mountaineer Casino, Racetrack & Resort, Century Casino Cape Girardeau and Century Casino Caruthersville (the “Acquired Casinos”) in December 2019.

Temporary closures of the Company’s facilities throughout 2020 due to the worldwide coronavirus (“COVID-19”) pandemic negatively impacted results for the three months and year ended December 31, 2020. The Company estimates that the closures during the first and second quarters of 2020 adversely impacted net operating revenue and Adjusted EBITDA by approximately $91.3 million and $34.3 million, respectively, and that the closures in Canada and Poland in December 2020 adversely impacted fourth quarter net operating revenue and Adjusted EBITDA by approximately $9.2 million and $1.7 million, respectively.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

On December 1, 2020, the Company sold the casino operations of Century Casino Calgary (“CAL”). The Company recorded a gain on sale of casino operations of $6.5 million in the fourth quarter of 2020. The Company continues to own the underlying real estate, which it leases to the casino operator, and operates Century Sports, a sports bar, bowling and entertainment facility located on the property. The Company intends to sell the real estate in 2021.

COVID-19 Update

The COVID-19 pandemic had an adverse effect on the Company’s 2020 results of operations and financial condition, and the Company expects this situation will continue to have an adverse impact on its results in 2021. The duration and impact of the COVID-19 pandemic otherwise remains uncertain. The table below provides a summary of the time periods in which the Company closed its casinos, hotels and other facilities to comply with quarantines issued by governments to contain the spread of COVID-19.

Operating Segment	Closure Date	Reopen Date
Colorado	March 17	June 15 and June 17
Missouri	March 17	June 1
West Virginia	March 17	June 5
Edmonton	March 17	June 13
	December 13	Currently Closed
Calgary	March 17	June 13
	December 13	Currently Closed
Poland	March 13	May 18
	December 29	February 12, 2021

The Company’s casinos have varied their operations based on the governmental health and safety requirements in the jurisdictions in which they are located. These include capacity and gaming floor restrictions and limited hours of operation. Such closures have had and will continue to have a material impact on the Company. The Company cannot predict whether future casino closures will be required.

The Company continues to monitor its liquidity in light of the uncertainty resulting from COVID-19. The Company plans to continue to reduce marketing and operating expenditures where possible. The Company’s 2021 planned capital expenditure projects will be evaluated throughout the year and postponed to 2022 if necessary and permitted under its agreements. In March 2020, as a proactive measure to increase its cash position and preserve financial flexibility, the Company borrowed an additional $9.95 million on its revolving credit facility (the “Revolving Facility”) under its credit facility (“Macquarie Credit Agreement”) with Macquarie Capital (“Macquarie”) and $7.4 million on its credit agreement with UniCredit Bank Austria AG (“UniCredit”). The Revolving Facility was repaid in July 2020 except for a $50,000 letter of credit that the Company cash collateralized.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/13

The consolidated results for the three months and year ended December 31, 2020 and 2019 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2020	2019	% Change	2020	2019	% Change
Net Operating Revenue	$84,801	$67,236	26%	$304,268	$218,227	39%
Earnings (Loss) from Operations	18,747	(14,745)	227%	(127)	(5,220)	98%
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$6,713	$(20,140)	133%	$(48,002)	$(19,155)	(151%)

Adjusted EBITDA**	$18,306	$9,776	87%	$48,398	$30,281	60%

Earnings (Loss) Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.23	$(0.68)	134%	$(1.62)	$(0.65)	(149%)
Diluted	$0.22	$(0.68)	132%	$(1.62)	$(0.65)	(149%)

“We are pleased with the strong Adjusted EBITDA for the fourth quarter even though our casinos in Canada and Poland were closed in December over the busy holiday season. These results were driven primarily by our properties in the US,  which generated 82% of our Adjusted EBITDA in the fourth quarter,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We have been able to achieve operating margins that we believe will continue to be attainable. We look forward to our casinos and racetracks reopening in Canada and to a busy summer season in North America if the pandemic subsides,”  Messrs. Haitzmann and Hoetzinger concluded.

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of December 31, 2020:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Downs Racetrack and Casino
Century Sports
Century Bets! Inc.
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/13

The Company’s net operating revenue increased by $17.6 million, or 26%, and by $86.0 million, or 39%, for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019:

	Net Operating Revenue
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$58,440	$23,926	$34,514	144%	$198,344	$49,998	$148,346	297%
Canada	12,757	20,291	(7,534)	(37%)	50,240	80,650	(30,410)	(38%)
Poland	13,477	21,675	(8,198)	(38%)	54,271	81,894	(27,623)	(34%)
Corporate and Other	127	1,344	(1,217)	(91%)	1,413	5,685	(4,272)	(75%)
Consolidated	$84,801	$67,236	$17,565	26%	$304,268	$218,227	$86,041	39%

The Company’s earnings (loss) from operations increased by $33.5 million, or 227%, and by $5.1 million, or 98%, for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019:

	Earnings (Loss) from Operations
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$12,507	$4,685	$7,822	167%	$(1,191)	$9,478	$(10,669)	(113%)
Canada	9,195	4,000	5,195	130%	9,350	16,115	(6,765)	(42%)
Poland	(1,077)	1,627	(2,704)	(166%)	(2,783)	5,915	(8,698)	(147%)
Corporate and Other	(1,878)	(25,057)	23,179	93%	(5,503)	(36,728)	31,225	85%
Consolidated	$18,747	$(14,745)	$33,492	227%	$(127)	$(5,220)	$5,093	98%

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/13

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $26.9 million, or 133%, and decreased by ($28.8) million, or (151%), for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2020,  compared to the three months and year ended December 31, 2019:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$5,437	$2,261	$3,176	141%	$(30,571)	$5,825	$(36,396)	(625%)
Canada	6,652	948	5,704	602%	2,551	6,669	(4,118)	(62%)
Poland	(244)	1,352	(1,596)	(118%)	(1,373)	3,466	(4,839)	(140%)
Corporate and Other	(5,132)	(24,701)	19,569	79%	(18,609)	(35,115)	16,506	47%
Consolidated	$6,713	$(20,140)	$26,853	133%	$(48,002)	$(19,155)	$(28,847)	(151%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** increased by $8.5 million, or 87%, and by $18.1 million, or 60%, for the three months and year ended December 31, 2020 compared to the three months and year ended December 31, 2019.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2020 compared to the three months and year ended December 31, 2019:

	Adjusted EBITDA**
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
United States	$17,133	$5,441	$11,692	215%	$47,199	$11,825	$35,374	299%
Canada	3,981	5,378	(1,397)	(26%)	11,497	21,212	(9,715)	(46%)
Poland	(234)	2,484	(2,718)	(109%)	344	9,392	(9,048)	(96%)
Corporate and Other	(2,574)	(3,527)	953	27%	(10,642)	(12,148)	1,506	12%
Consolidated	$18,306	$9,776	$8,530	87%	$48,398	$30,281	$18,117	60%

Balance Sheet and Liquidity

As of December 31, 2020, the Company had $63.4 million in cash and cash equivalents and $184.6 million in outstanding debt on its balance sheet compared to $54.8 million in cash and cash equivalents and $179.0 million in outstanding debt at December 31, 2019.  The outstanding debt as of December 31, 2020 included the following: $168.3 million related to the Macquarie Credit Agreement; $1.3 million of bank debt related to Casinos Poland; $8.9 million of bank debt related to Century Resorts Management GmbH (“CRM”); and $15.3 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $9.3 million in deferred financing costs.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/13

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020 on its website at www.cnty.com/investor/financials/sec-filings. The Company will also post a presentation on the year end results on its website at www.cnty.com/investor/presentations.

The Company will host its fourth quarter 2020 earnings conference call today,  Friday,  March 12, 2021, at 8:00 am MST. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at www.centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2021 at www.cnty.com/investor/financials/sec-filings.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

6/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2020	2019	2020	2019
Operating revenue:
Net operating revenue	$84,801	$67,236	$304,268	$218,227
Operating costs and expenses:
Total operating costs and expenses	66,054	81,981	304,395	223,446
Loss from equity investment	—	—	—	(1)
Earnings (loss) from operations	18,747	(14,745)	(127)	(5,220)
Non-operating income (expense), net	(10,666)	(3,569)	(43,161)	(6,747)
Earnings (loss) before income taxes	8,081	(18,314)	(43,288)	(11,967)
Income tax provision	(1,314)	(955)	(4,848)	(4,174)
Net earnings (loss)	6,767	(19,269)	(48,136)	(16,141)
Net (earnings) loss attributable to non-controlling interests	(54)	(871)	134	(3,014)
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$6,713	$(20,140)	$(48,002)	$(19,155)

Earnings (loss) per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.23	$(0.68)	$(1.62)	$(0.65)
Diluted	$0.22	$(0.68)	$(1.62)	$(0.65)

Weighted average common shares
Basic	29,576	29,474	29,559	29,452
Diluted	29,990	29,474	29,559	29,452

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2020	2019
Assets
Current assets	$94,622	$79,366
Property and equipment, net	485,248	503,933
Other assets	100,890	143,601
Total assets	$680,760	$726,900

Liabilities and Equity
Current liabilities	$60,163	$56,570
Non-current liabilities	493,614	498,255
Century Casinos, Inc. shareholders' equity	118,154	163,306
Non-controlling interests	8,829	8,769
Total liabilities and equity	$680,760	$726,900

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Adjusted EBITDA Margins** (unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2020	2019	2020	2019
United States	29%	23%	24%	24%
Canada	31%	27%	23%	26%
Poland	(2%)	11%	1%	11%
Corporate and Other	(2027%)	(262%)	(753%)	(214%)
Consolidated Adjusted EBITDA Margin	22%	15%	16%	14%

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,437	$6,652	$(244)	$(5,132)	$6,713
Interest expense (income), net (1)	7,070	543	5	2,949	10,567
Income taxes (benefit)	—	1,483	(394)	225	1,314
Depreciation and amortization	4,571	1,291	845	105	6,812
Net earnings (loss) attributable to non-controlling interests	—	175	(121)	—	54
Non-cash stock-based compensation	—	—	—	(804)	(804)
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	—	(6,176)	(326)	83	(6,419)
Loss on disposition of fixed assets	55	13	1	—	69
Adjusted EBITDA	$17,133	$3,981	$(234)	$(2,574)	$18,306

(1)

Expense of $7.1 million related to a master lease with subsidiaries of VICI Properties Inc. (“Master Lease”) is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $8.4 million and $0.6 million, respectively, for the period presented.

(2)	Income of $6.5 million is included in the Canada segment related to the sale of the casino operations at CAL.

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,261	$948	$1,352	$(24,701)	$(20,140)
Interest expense (income), net (1)	1,635	1,456	55	1,020	4,166
Income taxes (benefit)	789	1,375	222	(1,431)	955
Depreciation and amortization	756	1,356	781	254	3,147
Net earnings attributable to non-controlling interests	—	195	676	—	871
Non-cash stock-based compensation	—	—	—	324	324
Loss (gain) on foreign currency transactions and cost recovery income	—	26	(678)	218	(434)
Impairment - intangible and tangible assets	—	—	—	16,486	16,486
Loss on disposition of fixed assets	—	22	76	1	99
Acquisition costs	—	—	—	4,302	4,302
Adjusted EBITDA	$5,441	$5,378	$2,484	$(3,527)	$9,776

(1)

Expense of $1.6 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $3.8 million and $0.5 million for the period presented.

9/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(30,571)	$2,551	$(1,373)	$(18,609)	$(48,002)
Interest expense (income), net (1)	28,357	2,047	27	12,667	43,098
Income taxes (benefit)	1,023	3,765	(518)	578	4,848
Depreciation and amortization	17,580	5,264	3,124	566	26,534
Net earnings (loss) attributable to non-controlling interests	—	553	(687)	—	(134)
Non-cash stock-based compensation	—	—	—	(214)	(214)
Gain on foreign currency transactions, cost recovery income and other (2)	—	(6,015)	(233)	(6,897)	(13,145)
Impairment - intangible and tangible assets	30,746	3,375	—	1,000	35,121
Loss (gain) on disposition of fixed assets	64	(43)	4	1	26
Acquisition costs	—	—	—	266	266
Adjusted EBITDA	$47,199	$11,497	$344	$(10,642)	$48,398

(1)

Expense of $28.4 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master  Lease and CDR land lease were $25.0 million and $1.3 million for the period presented.

(2)	Income of $6.5 million is included in the Canada segment related to the sale of the casino operations at CAL.

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,825	$6,669	$3,466	$(35,115)	$(19,155)
Interest expense (income), net (1)	1,635	5,312	197	1,085	8,229
Income taxes (benefit)	2,018	3,278	1,617	(2,739)	4,174
Depreciation and amortization	2,330	4,539	3,064	910	10,843
Net earnings (loss) attributable to non-controlling interests	—	1,295	1,731	(12)	3,014
Non-cash stock-based compensation	—	—	—	1,303	1,303
(Gain) loss on foreign currency transactions and cost recovery income	—	(439)	(1,096)	223	(1,312)
Impairment - intangible and tangible assets	—	—	—	16,486	16,486
Loss on disposition of fixed assets	17	20	413	345	795
Acquisition costs	—	—	—	5,366	5,366
Pre-opening expenses	—	538	—	—	538
Adjusted EBITDA	$11,825	$21,212	$9,392	$(12,148)	$30,281

(1)

Expense of $1.6 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $2.2 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $3.8 million and $2.0 million for the period presented.

11/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

* The Company defines Adjusted EBITDA as net (loss) earnings attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. The Company also operates Century Sports in Calgary, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in CDR in Calgary, Alberta, Canada. The Company operates four ship-based casinos. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, MCE, a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

12/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including the impact of the acquisition of the Acquired Casinos on the Company’s results, the impact of the current coronavirus (COVID-19) pandemic, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating margins, operating efficiencies, synergies and operational performance, the integration of the Acquired Casinos into our business, the prospects for and timing and costs of new projects, projects in development and other opportunities, our credit agreement with Macquarie Capital, our obligations under the Master Lease, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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